EX-23.1
        CONSENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC


                   Child, Van Wagoner & Bradshaw, PLLC
                       5296 S. Commerce Dr., #300
                       Salt Lake City, Utah 84107
                        Telephone (801) 281-4700
                        Facsimile (801) 281-4701

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Andain, Inc.

We hereby consent to the inclusion of our report dated March 31, 2006 in the Registration Statement on Form SB-2 to be filed on February 13, 2007, with respect to the financial statements of Andain, Inc. as of December 31, 2005 and 2004, and for the year ended December 31, 2005, the period of July 23, 2004 (inception) to December 31, 2004, and the period of July 23, 2004 (inception) to December 31, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/  Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
February 12, 2007